Exhibit 99.1

TO:	Community First Bankshares, Inc. Directors and Officers Subject to Section 16

FROM:	Galen Skarphol

DATE:	October 21, 2003

RE:	RESTRICTION ON TRADING CFB EQUITY SECURITIES

The Community First Bankshares, Inc. 401(k) Retirement Plan (“Plan”) blackout period (“Plan Blackout Period”), expired today, Tuesday, October 21, 2003. The former Plan administrator was able to complete their responsibilities in less time than anticipated, enabling the new Plan administrator to complete implementation earlier than the previously announced November 5, 2003 expiration date.

The Plan Blackout Period which commenced at 4:00 p.m. (Eastern time) on Thursday, September 18, 2003 expired Tuesday, October 21, 2003. Pursuant to rules under the Sarbanes-Oxley Act of 2002, you were not permitted to acquire, sell or otherwise transfer any equity security of the Company, including stock options, during the Plan Blackout Period.  There were narrow exemptions to the trading prohibition.

Please direct any questions regarding the blackout period, the expiration of the blackout period or changes in the Plan to Mark Anderson (701) 298-5622, Craig Weiss (701) 298-5624 or me at (701) 298-5625.  You may contact any of the above persons via U.S. mail at Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota, 58124.